1st Mariner Reports 2nd Quarter 2010 Results,
Closes on a $10.9 Million Public Offering
and Eliminates Additional Debt

Baltimore, MD (August 2, 2010) – 1st Mariner Bancorp (NASDAQ: FMAR), parent company of 1st Mariner Bank, reported a net loss of $4.7 million, or $(0.28) per basic and diluted share for the second quarter of 2010, an increase of $2.3 million over the net loss of $2.4 million, or $(0.37) per basic and diluted share, for the second quarter of 2009.

Edwin F. Hale, Sr., 1st Mariner’s chairman and chief executive officer, said, the quarter was marked by encouraging steps and continued challenges.   “During the quarter, we completed a $10.9 million capital raise and extinguished another $1.0 million in debt, both of which moved us closer to meeting our regulatory capital targets. While we have made substantial progress on the capital front, we are still challenged with a struggling real estate market and sour economy, which is putting a significant damper on our earnings.  Although we are not yet at our target capital levels, our capital ratios are much improved over the levels of the second quarter of 2009, despite our quarterly operating loss.  We are seeing improvement in the level of delinquencies in our commercial loan portfolio, the Bank’s net interest margin is improving, but losses have continued.”

Regarding the Company’s effort to raise capital, Hale said, “the Company continues to use its best efforts to address the capital targets that have been established by the Federal Reserve and FDIC and we have been in frequent contact with the various regulators in this regard.  The regulatory and securities processes relating to raising capital are rigorous and there are timetables that are not within our control.  The current volatility of the capital markets has compounded the difficulty of this process.  But, in light of the progress we have made to date, we are confident that we will be successful in meeting our targets.”

Operating Summary

The net loss for the second quarter included provisions for loan losses of $4.4 million, which were necessary to maintain an adequate allowance for loan losses. Additionally, charges related to foreclosed properties totaled $2.9 million for the quarter, a 52% increase over the same quarter in 2009. These charges reflect the continued stagnation in the real estate market and continued decline in appraised values, particularly high-end housing. While there was an increase in non performing loans during the quarter, the Bank has seen an improvement in its delinquency rates. Total 30-89 day delinquencies were $37.5 million as of June 30, 2010, which is a decrease of $37.3 million, or 50%, since March 31, 2010. Total non-performing loans and loans more than 30 days delinquent dropped to their lowest level since the fourth quarter of 2008.

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Total revenue for the three and six months ended June 30, 2010 was $13.0 million and $25.8 million, respectively. This represents an 11.6% and 7.9% decrease over 2009’s quarter and year to date figures of $14.7 million and $28.0 million, respectively. While the net interest income component of total revenue increased slightly over 2009, non interest income decreased. Non-interest income was $6.1 million for the quarter, a decrease of 23% over the $7.9 million in 2009. For the six months ended June 30, 2010, non interest income was $11.9 million, 22% lower than the 2009 figure of $15.3 million. During the first half of 2009, the Company had record mortgage volume and related fee income. However, mortgage volume significantly decreased nationwide during the first half of 2010. This was primarily due to a slowing real estate market and the expiration of the U.S. Government’s homebuyer tax credits.

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 Net interest income was relatively flat, with $6.9 million earned in the second quarter of 2010 compared to $6.8 million in the second quarter of 2009. For the six months ended June 30, 2010, net interest was $13.9 million, an increase of 9% over 2009. The increase is due to the reduction of debt and the related interest expense primarily attributable to the $20 million Trust Preferred Debt exchange completed in the first quarter.  The net interest margin for the 2nd quarter of 2010 was 2.75%, an increase of 34 basis points from 2.41% in the 2nd quarter of 2009. For the six months ended June 30, the net interest margins were 2.73% and 2.25% for 2010 and 2009, respectively.  As mentioned above, these improvements were the result of a lower interest expense on borrowed funds.

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Average earning assets were $997 million for the quarter, which was a 10% decrease over 2009’s balance of $1.1 billion. The decrease was due to a reduction in loans, loans held for sale, investments, and interest bearing deposits.

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The provision for loan losses totaled $4.4 million for the 2nd quarter of 2010, an increase of 52% over the provision of $2.9 million in the corresponding quarter last year.  Net charge-offs increased $794 thousand, or 22%, to $4.3 million for the 2nd quarter of 2010 from $3.5 million in the 2nd quarter of 2009. For the six months ended June 30, the provision for loan losses was $6.5 million and $6.3 million in 2010 and 2009, respectively. The allowance for loans losses at the end of the second quarter of 2010 was $12.0 million, a decrease of 26% over the prior year’s figure of $16.3 million. The decrease was primarily attributable to the removal of the allowance for loan losses that was related to Mariner Finance’s loan portfolio. The allowance for loan losses as a percentage of total loans was 1.40% as of June 30, 2010, compared to 1.64% as of June 30, 2009.  Excluding the allowance related to Mariner Finance, the allowance as a percentage of loans totaled 1.29% as of June 30, 2009.

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Non- interest expenses increased slightly to $17.1 million in the second quarter of 2010 compared to $16.7 million in the second quarter of 2009. The costs related to foreclosed properties increased $976 thousand, or 52%, to $2.9 million in the second quarter of 2010 when compared to the $1.9 million in 2009. For the six months ended June 30, theses expenses were $4.5 million and $4.0 million in 2010 and 2009, respectively. The increase in these costs are predominantly the result of the continued deterioration of appraised values, particularly in the high-end housing market.

Comparing balance sheet data as of June 30, 2010 and 2009, total assets decreased to $1.34 billion, 8% lower than the prior year’s $1.46 billion. This decrease was largely due to the sale of Mariner Finance in December, 2009.

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Total loans outstanding decreased $138.9 million, or 14%, to $858.2 million as of June 30, 2010. As mentioned above, the decrease is predominantly attributable to the sale of the assets of Mariner Finance in 2009, which represents $102.2 million of the decrease.

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Total deposits increased $19.6 million, or 2%, from $1.096 billion in 2009 to $1.116 billion as of June 30, 2010. Increases in Certificates of Deposit were the primary reason for the overall increase in deposits. Total Certificates of Deposit were $801.9 million as of June 30, 2010, an increase of 9%, over June 30, 2009’s balance of $735.8 million. This increase was offset by decreases in non-interest bearing checking accounts of $26.2 million and money market accounts of $30.8 million.

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Stockholders’ Equity was $42.9 million as of June 30, 2010, resulting in a basic book value per share of $2.40. This reflects the capital raise of $10.9 million that was closed on April 12, 2010 whereby 9.5 million shares were issued. Additionally, the Company extinguished $1 million in debt securities in exchange for $100 thousand in common stock. This transaction was executed under similar terms to the $20 million exchange that was completed in the first quarter. As a result of the recent exchange, the Company recorded a post- tax gain of over $600 thousand. Capital Ratios in the 2nd quarter of 2010 for First Mariner Bank were as follows: Leverage Ratio = 6.1%; Tier 1 risk-based ratio = 8.5% Total Capital Ratio = 9.7%.

1st Mariner Bancorp is a bank holding company with total assets of $1.342 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.39 billion, operates 23 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore County.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Global Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth), dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company, and the Risk Factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$6,950	$6,819	131	2%
Provision for loan losses	4,350	2,860	1,490	52%
Noninterest income	6,082	7,905	(1,823)	-23%
Noninterest expense	17,139	16,747	392	2%
Net loss before income taxes	(8,457)	(4,883)	(3,574)	73%
Income tax benefit	(3,799)	(2,081)	(1,718)	83%
Net loss from continuing operations	(4,658)	(2,802)	(1,856)	66%
Net (loss)/income from discontinued operations	-	393	393	100%
Net loss	(4,658)	(2,409)	(2,249)	-93%

Profitability and Productivity:
Return on average assets	-1.36%	-0.69%	-	-97%
Return on average equity	-40.93%	-21.71%	-	-89%
Net interest margin	2.75%	2.41%	-	14%
Net overhead ratio	3.15%	2.51%	-	26%
Efficiency ratio	128.99%	113.06%	-	14%
Mortgage loan production	259,835	540,086	(280,251)	-52%
Average deposits per branch	48,503	45,665	2,839	6%

Per Share Data:
Basic earnings per share - continuing operations	$(0.28)	$(0.43)	0.15	35%
Diluted earnings per share - continuing operations	$(0.28)	$(0.43)	0.15	35%
Basic earnings per share - discontinued operations	$-	$0.06	(0.06)	100%
Diluted earnings per share - discontinued operations	$-	$0.06	(0.06)	100%
Basic earnings per share	$(0.28)	$(0.37)	0.09	25%
Diluted earnings per share	$(0.28)	$(0.37)	0.09	25%
Book value per share	$2.40	$6.53	(4.13)	-63%
Number of shares outstanding	17,868,501	6,452,631	11,415,870	177%
Average basic number of shares	16,554,918	6,452,631	10,102,287	157%
Average diluted number of shares	16,554,918	6,452,631	10,102,287	157%

Summary of Financial Condition:
At Period End:
Assets	$1,342,159	$1,460,062	(117,903)	-8%
Investment Securities	19,970	51,941	(31,971)	-62%
Loans	858,226	997,130	(138,904)	-14%
Deposits	1,115,579	1,095,950	19,629	2%
Borrowings	169,590	304,704	(135,114)	-44%
Stockholders' equity	42,867	42,144	723	2%

Average for the period:
Assets	$1,391,487	$1,400,796	(9,309)	-1%
Investment Securities	26,851	50,532	(23,681)	-47%
Loans	860,092	891,707	(31,615)	-4%
Deposits	1,163,447	1,024,606	138,841	14%
Borrowings	172,009	223,230	(51,221)	-23%
Stockholders' equity	45,648	44,509	1,139	3%

Capital Ratios: First Mariner Bank
Leverage	6.1%	5.8%	-	5%
Tier 1 Capital to risk weighted assets	8.5%	6.9%	-	23%
Total Capital to risk weighted assets	9.7%	8.7%	-	11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	4,335	3,541	794	22%
Non-performing assets	69,101	62,429	6,672	11%
90 Days or more delinquent loans	11,106	16,894	(5,788)	-34%
Annualized net chargeoffs to average loans	2.02%	1.61%	-	26%
Non-performing assets to total assets	5.15%	4.28%	-	20%
90 Days or more delinquent loans to total loans	1.29%	1.69%	-	-24%
Allowance for loan losses to total loans	1.40%	1.64%	-	-14%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$13,851	$12,700	1,151	9%
Provision for loan losses	6,540	6,260	280	4%
Noninterest income	11,924	15,316	(3,392)	-22%
Noninterest expense	33,428	32,925	503	2%
Net loss before income taxes	(14,193)	(11,169)	(3,024)	27%
Income tax benefit	(6,296)	(4,815)	(1,481)	31%
Net loss from continuing operations	(7,897)	(6,354)
Net (loss)/income from discontinued operations	(200)	844
Net loss	(8,097)	(5,510)	(2,587)	47%

Profitability and Productivity:
Return on average assets	-1.18%	-0.80%	-	47%
Return on average equity	-44.83%	-24.03%	-	87%
Net interest margin	2.73%	2.25%	-	21%
Net overhead ratio	3.08%	2.30%	-	34%
Efficiency ratio	127.82%	110.41%	-	16%
Mortgage loan production	455,581	1,072,783	(617,202)	-58%
Average deposits per branch	48,503	45,665	2,839	6%

Per Share Data:
Basic earnings per share - continuing operations	$(0.68)	$(0.98)	0.30	-31%
Diluted earnings per share - continuing operations	$(0.68)	$(0.98)	0.30	-31%
Basic earnings per share - discontinued operations	$(0.02)	$0.13	(0.15)	-113%
Diluted earnings per share - discontinued operations	$(0.02)	$0.13	(0.15)	-113%
Basic earnings per share	$(0.70)	$(0.85)	0.15	-18%
Diluted earnings per share	$(0.70)	$(0.85)	0.15	-18%
Book value per share	$2.40	$6.53	(4.13)	-63%
Number of shares outstanding	17,868,501	6,452,631	11,415,870	177%
Average basic number of shares	11,540,665	6,452,631	5,088,034	79%
Average diluted number of shares	11,540,665	6,452,631	5,088,034	79%

Summary of Financial Condition:
At Period End:
Assets	$1,342,159	$1,460,062	(117,903)	-8%
Investment Securities	19,970	51,941	(31,971)	-62%
Loans	858,226	997,130	(138,904)	-14%
Deposits	1,115,579	1,095,950	19,629	2%
Borrowings	169,590	304,704	(135,114)	-44%
Stockholders' equity	42,867	42,144	723	2%

Average for the period:
Assets	$1,383,811	$1,385,720	(1,909)	0%
Investment Securities	32,658	51,005	(18,347)	-36%
Loans	872,838	887,062	(14,224)	-2%
Deposits	1,153,434	1,008,311	145,123	14%
Borrowings	182,934	221,739	(38,805)	-18%
Stockholders' equity	36,422	46,249	(9,827)	-21%

Capital Ratios: First Mariner Bank
Leverage	6.1%	5.8%	-	5%
Tier 1 Capital to risk weighted assets	8.5%	6.9%	-	23%
Total Capital to risk weighted assets	9.7%	8.7%	-	11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	6,161	9,199	(3,038)	-33%
Non-performing assets	69,438	62,429	7,009	11%
90 Days or more delinquent loans	11,106	16,893	(5,787)	-34%
Annualized net chargeoffs to average loans	1.42%	2.09%	-	-32%
Non-performing assets to total assets	5.17%	4.28%	-	21%
90 Days or more delinquent loans to total loans	1.29%	1.69%	-	-24%
Allowance for loan losses to total loans	1.40%	1.64%	-	-14%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2010	2009	$ Change	% Change
Assets:
Cash and due from banks	$180,510	$123,892	56,618	46%
Interest-bearing deposits	22,984	8,399	14,585	174%
Available-for-sale investment securities, at fair value	19,970	40,152	(20,182)	-50%
Trading Securities	-	11,789	(11,789)	-100%
Loans held for sale	115,600	117,242	(1,642)	-1%
Loans receivable	858,226	997,130	(138,904)	-14%
Allowance for loan losses	(12,020)	(16,318)	4,298	-26%
Loans, net	846,206	980,812	(134,606)	-14%
Other real estate owned	19,560	29,384	(9,824)	-33%
Restricted stock investments, at cost	7,934	7,934	-	0%
Property and equipment	42,757	47,690	(4,933)	-10%
Accrued interest receivable	4,148	6,600	(2,452)	-37%
Income Taxes Receivable	1,233	6,131	(4,898)	-80%
Deferred income taxes	26,593	24,304	2,289	9%
Bank owned life insurance	35,486	35,588	(102)	0%
Prepaid expenses and other assets	19,178	20,145	(967)	-5%
Total Assets	$1,342,159	$1,460,062	(117,903)	-8%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,115,579	$1,095,950	19,629	2%
Borrowings	117,522	230,980	(113,458)	-49%
Junior subordinated deferrable interest debentures	52,068	73,724	(21,656)	-29%
Accrued expenses and other liabilities	14,123	17,264	(3,141)	-18%
Total Liabilities	1,299,292	1,417,918	(118,626)	-8%

Stockholders' Equity
Common Stock	893	323	570	176%
Additional paid-in-capital	79,579	56,763	22,816	40%
Retained earnings	(34,718)	(9,848)	(24,870)	253%
Accumulated other comprehensive loss	(2,887)	(5,094)	2,207	-43%
Total Stockholders Equity	42,867	42,144	723	2%
Total Liabilities and Stockholders' Equity	$1,342,159	$1,460,062	(117,903)	-8%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Interest Income:
Loans	$12,818	$14,451	$26,262	$28,152
Investments and interest-bearing deposits	674	780	1,435	1,579
Total Interest Income	13,492	15,231	27,697	29,731

Interest Expense:
Deposits	5,452	6,270	11,062	12,688
Borrowings	1,090	2,142	2,784	4,343
Total Interest Expense	6,542	8,412	13,846	17,031

Net Interest Income Before Provision for Loan Losses	6,950	6,819	13,851	12,700

Provision for Loan Losses	4,350	2,860	6,540	6,260

Net Interest Income After Provision for Loan Losses	2,600	3,959	7,311	6,440

Noninterest Income:
Service fees on deposits	1,116	1,316	2,176	2,639
ATM Fees	799	798	1,534	1,511
Gains on sales of mortgage loans	1,524	3,210	3,574	6,824
Other mortgage banking revenue	664	1,306	1,121	2,489
(Loss)/gain on sales of investment securities, net	(255)	(89)	(378)	(1,805)
Commissions on sales of nondeposit investment products	126	130	271	267
Income from bank owned life insurance	360	336	713	672
Income (loss) on trading assets and liabilities	483	670	1,330	1,438
Other	1,265	228	1,583	1,281
Total Noninterest Income	6,082	7,905	11,924	15,316

Noninterest Expense:
Salaries and employee benefits	6,312	5,689	12,908	12,138
Occupancy	2,194	2,338	4,565	4,658
Furniture, fixtures and equipment	603	776	1,215	1,611
Advertising	89	333	267	591
Data Processing	481	459	883	972
Professional services	591	663	1,311	1,458
Costs of other real estate owned	2,859	1,883	4,544	3,996
Valuation and secondary marketing reserves	-	-	-	-
FDIC Insurance	964	1,236	1,898	1,508
Other	3,046	3,370	5,837	5,993
Total Noninterest Expense	17,139	16,747	33,428	32,925

Net Loss Before Discontinued Opeartions and Income Taxes	(8,457)	(4,883)	(14,193)	(11,169)
Income Tax Benefit - Continuing Operations	(3,799)	(2,081)	(6,296)	(4,815)
Net Loss from Continuing Operations	(4,658)	(2,802)	(7,897)	(6,354)
(Loss) Income from discontinued operations	-	393	(200)	844

Net Loss	$(4,658)	$(2,409)	$(8,097)	$(5,510)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2010		2009
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$78,500	5.15%	$91,556	4.94%
Comm/Res Construction	85,234	4.71%	103,715	4.94%
Commercial Mortgages	337,360	6.08%	329,530	6.65%
Residential Constr - Cons	44,156	4.83%	64,441	5.64%
Residential Mortgages	162,053	5.59%	151,815	6.26%
Consumer	152,790	4.65%	150,650	4.64%
Total Loans	860,092	5.45%	891,707	5.80%

Loans held for sale	83,907	4.91%	109,320	5.06%
Trading and available for sale securities, at fair value	26,851	7.67%	50,532	6.03%
Interest bearing deposits	18,025	3.42%	56,849	0.13%
Restricted stock investments, at cost	7,934	0.27%	7,830	0.00%

Total earning assets	996,809	5.38%	1,116,238	5.40%

Allowance for loan losses	(12,786)		(12,027)
Cash and other non earning assets	407,464		296,585

Total Assets	$1,391,487		$1,400,796

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,313	0.74%	7,060	0.70%
Savings deposits	58,133	0.30%	57,462	0.34%
Money market deposits	140,304	0.61%	157,378	0.88%
Time deposits	849,334	2.45%	684,080	3.70%
Total interest bearing deposits	1,055,084	2.07%	905,980	2.96%

Borrowings	172,009	2.54%	223,230	3.93%

Total interest bearing liabilities	1,227,093	2.14%	1,129,210	3.16%

Noninterest bearing demand deposits	108,363		118,626
Other liabilities	10,383		108,451
Stockholders' Equity	45,648		44,509

Total Liabilities and Stockholders' Equity	$1,391,487		$1,400,796

Net Interest Spread		3.25%		2.24%

Net Interest Margin		2.75%		2.41%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2010		2009
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$78,678	5.19%	$91,989	4.95%
Comm/Res Construction	91,753	5.09%	104,349	5.10%
Commercial Mortgages	337,776	6.18%	327,285	6.69%
Residential Constr - Cons	45,731	5.83%	65,801	5.21%
Residential Mortgages	165,541	5.58%	146,343	6.05%
Consumer	153,359	4.65%	151,295	4.44%
Total Loans	872,838	5.57%	887,062	5.72%

Loans held for sale	76,292	4.93%	97,162	5.11%
Trading and available for sale securities, at fair value	32,658	7.19%	51,005	6.03%
Interest bearing deposits	13,622	3.76%	58,698	0.14%
Restricted stock investments, at cost	7,934	0.14%	7,603	0.00%

Total earning assets	1,003,344	5.51%	1,101,530	5.34%

Allowance for loan losses	(12,393)		(12,320)
Cash and other non earning assets	392,860		296,510

Total Assets	$1,383,811		$1,385,720

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,458	0.75%	6,758	0.64%
Savings deposits	55,923	0.29%	55,191	0.34%
Money market deposits	145,162	0.64%	158,726	0.81%
Time deposits	836,580	2.53%	671,821	3.58%
Total interest bearing deposits	1,045,123	2.13%	892,496	2.87%

Borrowings	182,934	3.07%	221,739	3.83%

Total interest bearing liabilities	1,228,057	2.27%	1,114,235	3.06%

Noninterest bearing demand deposits	108,311		115,815
Other liabilities	11,021		109,421
Stockholders' Equity	36,422		46,249

Total Liabilities and Stockholders' Equity	$1,383,811		$1,385,720

Net Interest Spread		3.24%		2.28%

Net Interest Margin		2.73%		2.25%

Contact: Mark A. Keidel – EVP/COO 410-558-4281